                                                                       EXHIBIT 1

                                 NO. 97-51263
                                     --------

NANETTE KELLEY,                       (S)          IN THE DISTRICT COURT OF
                                      (S)
          Plaintiff,                  (S)
                                      (S)
        VS.                           (S)          HARRIS COUNTY, TEXAS
                                      (S)
AMERICAN RICE, INC. and               (S)
DOUGLAS A. MURPHY,                    (S)
                                      (S)
           Defendants.                (S)          190 Judicial District
                                      (S)          ---
                                      (S)
--------------------------------------------------------------------------------

                 PLAINTIFF'S ORIGINAL PETITION

--------------------------------------------------------------------------------

TO THE HONORABLE JUDGE OF SAID COURT:

     COMES NOW Nanette Kelley, plaintiff in the above-referenced action, and files this Original Petition and states the following cause of action against defendants, American Rice, Inc., and Douglas A. Murphy:


                                  1. PARTIES
                                     -------


     1.1 Plaintiff, Nanette Kelley ("Kelley"), is a natural person and a resident of the State of Louisiana, domiciled at Baton Rouge, Louisiana.

     1.2 Defendant, American Rice, Inc. ("ARI"), is a Texas corporation authorized to do and doing business in the State of Texas. ARI is subject to service of process through its registered agent Bronson Schultz, at 411 North Sam Houston Parkway East, Suite 600, Houston, Texas 77060.

     1.3 Defendant, Douglas A. Murphy ("Murphy"), is a natural person and a resident of Houston, Texas. Murphy is President and Chief Executive Officer of ARI and is a member of ARI's board of directors. Murphy is subject to service of process by personal service at American Rice, Inc., 411 North Sam Houston Parkway East, Houston, Texas 77060.

                           2. JURISDICTION AND VENUE
                            ----------------------
        2.1 This Court has jurisdiction over ARI because ARI is a resident of and conducts business in the state of Texas, maintains its principal place of business in Harris County, and is amenable to service of process by a Texas court. This Court has jurisdiction over Murphy because Murphy is a resident of the state of Texas. This Court has general subject matter jurisdiction over this action to enforce the provisions of the Texas Business Corporations Act, including Tex. Bus. Corp. Act art. 2.24.

        2.2 Venue is proper in Harris County, Texas, under Tex. Civ. Prac. & Rem. Code (S) 15.002 and under Tex. Bus. Corp. Act art. 2.24. ARI's principal office in Texas is in Harris County, and a substantial part of the events and omissions giving rise to this claim occurred in Harris County, Texas.

                                   3.  FACTS
                                       -----
        3.1 ARI's principal corporate office is located in Harris County, Texas.

        3.2 Pursuant to section 2.2 of the bylaws of ARI, annual meetings of shareholders, commencing with the year 1990, are required to be held no later than September 30th of each year.

        3.3 No annual meeting of the shareholders of ARI has occurred in 1997 on or before the date prescribed in the bylaws of September 30. Additionally, no annual meeting of the shareholders of ARI has occurred within the 13-month period prior to the filing of this action.

        3.4 Kelley is a shareholder of ARI. Kelley owns 500 shares of ARI common stock which is held in street name by the firm of Merrill, Lynch, Pierce, Fenner & Smith, whose nominee is CEDE & Co., for her benefit.

   3.5 Murphy is the President and Chief Executive Officer of ARI and is a member of the ARI board of directors.

                              4. CAUSE OF ACTION
                                 ---------------

   4.1 Kelly realleges and incorporates by reference the allegations set forth in paragraphs 1.1 through 3.5 above.

   4.2 Article 2.24.B of the Texas Business Corporation Act provides as follows:
          B. An annual meeting of the shareholders shall be held at such time as may be stated in or fixed in accordance with the bylaws. If the annual meeting is not held within any 13-month period, any court of competent jurisdiction in the county in which the principal office of the corporation is located may, on the application of any shareholder, summarily order a meeting to be held. Failure to hold the annual meeting at the designated time shall not work a dissolution of the corporation.

   4.3 ARI has failed to hold an annual meeting as required under its bylaws, and had failed to hold an annual meeting within the 13 month period preceding the date of the filing of this action. Kelley is a shareholder in ARI. ARI's principal office is in Harris County, Texas.

   4.4 By this action, Kelly applies for, and is entitled to, a summary order of this Court pursuant to Tex. Bus. Corp. Act art. 2.24.B requiring that an annual meeting of the shareholders be held.

   4.5 Kelley is entitled to an order directing that, and requests that the Court summarily order that, an annual meeting of the shareholders of ARI be held and further ordering that ARI, through Murphy and its board of directors, call, give due notice of, and hold such meeting, to occur no later that twenty (20) days following the entry of such order, all in accordance with the provisions of ARI's bylaws and applicable law.

                                  5.  PRAYER
                                      ------

    WHEREFORE, PREMISES CONSIDERED, plaintiff Nanette Kelley respectfully requests the Court to grant the following relief:

    a. that defendants ARI and Murphy, and each of the, be cited to appear and answer herein;

    b. that a show cause order be issed directing defendants to appear at a hearing and to show cause why a summary order should not be entered directing defendants to hold an annual shareholders' meeting;

    c. that, upon hearing, a summary order be entered directing defendants ARI and Murphy to call and to hold, upon due and proper notice, a shareholders' meeting no later than twenty (20) days following the entry of such order; and

    d. that plaintiff have such other and further relief, at law or in equity, to which the Court deems her justly entitled.

                                       Respectfully submitted,

                                       VINSON & ELKINS L.L.P.

                                       /s/ Andrew McCollam III
                                       -----------------------
                                       Andrew McCollam III
                                       State Bar No. 13431812
                                       Richard H. Page
                                       State Bar No. 15410100
                                       James A. Reeder, Jr.
                                       State Bar No. 16695010
                                       2300 First City Tower
                                       1001 Fannin Street
                                       Houston, Texas  77002-6760
                                       (713) 758-1004
                                       (713) 615-5957 Fax

                                       ATTORNEYS FOR PLAINTIFF,
                                       NANETTE KELLEY

                                 VERIFICATION

THE STATE OF LOUISIANA        (S)

                              (S)

PARISH OF EAST BATON ROUGE    (S)


        BEFORE ME, the undersigned authority duly authorized to act in and for the above referenced parish and state, did on this day personally appear Nanette Kelley, who, being sworn upon her oath to tell the truth, stated the following:

                                      1.

        My name is Nanette Kelley. I am over the age of twenty-one (21) and am fully competent to make this verification. I have personal knowledge of the facts stated herein and they are all true and correct.

                                      2.

        The facts stated in paragraphs 3.1 through 3.5 of the foregoing Original Petition are, based upon my personal knowledge, true and correct.

        FURTHER, AFFIANT SAYETH NAUGHT.



                                  /s/Nanette Kelley
                                  -----------------------------
                                       NANETTE KELLEY

        SWORN AND SUBSCRIBED TO BEFORE ME on this 10th day of October, 1997, to certify which witness my hand an seal of office.



                                  /s/Melanie S. Crone
                                  -----------------------------
                                  NOTARY PUBLIC, STATE OF LOUISIANA
                                  MY COMMISSION expires at death



                                  /s/Melanie S. Crone
                                  ------------------------------
                                  Printed or Stamped Name of Notary